SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):    April 5, 2007
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
          On April 5, 2007, EPIX Pharmaceuticals, Inc. (the “Company”) entered into a release agreement with Oren Becker, Chief Scientific Officer, setting forth the terms of Dr. Becker’s resignation with the Company. Pursuant to the terms of the release agreement, upon Dr. Becker’s termination of employment and execution of a general release, he will be entitled to a lump sum severance payment in the aggregate amount of NIS 312,942.48 (approximately $76,000) and his 2006 bonus in the amount of NIS 148,682 (approximately $36,000), in addition to certain Israeli employment insurance payments. Certain proprietary information, non-compete, non-solicit and other terms of the Employment Agreement between the Company and Oren Becker, dated October 31, 2000, shall survive the termination of Dr. Becker’s employment in accordance with their terms.
          The above description of the release agreement is a summary and is qualified in its entirety by reference to the release agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Release Agreement, dated April 5, 2007, by and between EPIX Pharmaceuticals, Inc. and Oren Becker.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
April 6, 2007	By:	/s/ Michael G. Kauffman, M.D., Ph.D.
Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Release Agreement, dated April 5, 2007, by and between EPIX Pharmaceuticals, Inc. and Oren Becker.